UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2015

NorthStar Realty Finance Corp.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-32330 (Commission File Number)	02-0732285 (I.R.S. Employer Identification No.)

399 Park Avenue, 18th Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(212) 547-2600
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

As previously disclosed in the Current Report on Form 8-K of NorthStar Realty Finance Corp. (the “Company”), filed by the Company with the Securities and Exchange Commission on December 29, 2014 (the “December 8-K”), the Company, through certain wholly-owned subsidiaries (together, the “Buyers”), entered into an umbrella agreement, dated as of December 22, 2014 (the “Umbrella Agreement”) with SEB Investment GmbH (“SEB”), SEB Investment GmbH, Filiale di Milano, SEB Investment GmbH, French Branch SEB Investment GmbH, Altair Issy S.A.S. and Balni bvba (SPRL) (collectively, the “Sellers”), to acquire from the Sellers (acting on behalf of three funds) a portfolio of European properties (the “Portfolio”) for an aggregate purchase price of approximately €1.1 billion. The Portfolio is comprised of 11 Class A European office buildings located in London, United Kingdom, Paris, France, Hamburg, Germany, Milan, Italy, Brussels, Belgium, Amsterdam and Rotterdam, Netherlands and Gothenburg, Sweden.

Pursuant to the Umbrella Agreement, on February 16, 2015, the Buyers and Sellers entered into an umbrella sale and purchase agreement (the “Umbrella SPA”), as further described in the December 8-K. In addition, pursuant to the Umbrella Agreement and in connection with entering into the Umbrella SPA, the parties entered into (i) certain transfer documentation under local laws for the transfers of the individual assets and (ii) a management agreement with SEB pursuant to which SEB will continue to manage the Portfolio.

Pursuant to the Umbrella SPA, the acquisition of the Portfolio will occur in one or more closings, which are expected to occur during the first quarter of 2015, but are required to occur no later than May 31, 2015. There is no assurance that the acquisition of the Portfolio will close by such dates and on the anticipated terms, or at all. The completion of the acquisition of the Portfolio is subject to a number of customary closing conditions.

The information included in Item 1.01 of the December 8-K is incorporated by reference into this Item 1.01. The foregoing description of the Umbrella SPA does not purport to be complete and is qualified in its entirety by reference to the full text of the Umbrella SPA, filed as Exhibit 10.1 to this Current Report on 8-K and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
10.1
Umbrella Sale and Purchase Agreement, dated as of February 16, 2015, between SEB Investment GmbH, SEB Investment GmbH, Filiale di Milano, SEB Investment GmbH, French Branch SEB Investment GmbH, Altair Issy S.A.S. and Balni bvba (SPRL), collectively as the Sellers, and certain subsidiaries of the Company listed therein, as Buyers

Safe-Harbor Statement
This Current Report on Form 8-K contains certain “forward‑looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “will,” “expect,” or other similar words or expressions. Forward-looking statements are not guarantees of performance and are based on certain assumptions, discuss future expectations, describe plans and strategies, contain projections of results of operations or of financial condition or state other forward-looking information. Such statements include, but are not limited to, the Company’s ability to close on the Portfolio on the terms anticipated, or at all, the performance of the Portfolio, the credit of the tenants, the Company’s ability to obtain financing on favorable terms, or at all, and the ability of SEB to effectively manage the Portfolio. Additional factors that could cause actual results to differ materially from those in the forward-looking statements are specified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 and its other filings with the Securities and Exchange Commission.

Any forward-looking statements contained herein speak only as of the date of this Current Report on Form 8-K. The Company expressly disclaims any obligation to publicly release any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NorthStar Realty Finance Corp. (Registrant)

Date: February 20, 2015	By:	/s/ Ronald J. Lieberman
Ronald J. Lieberman Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1
Umbrella Sale and Purchase Agreement, dated as of February 16, 2015, between SEB Investment GmbH, SEB Investment GmbH, Filiale di Milano, SEB Investment GmbH, French Branch SEB Investment GmbH, Altair Issy S.A.S. and Balni bvba (SPRL), collectively as the Sellers, and certain subsidiaries of the Company listed therein, as Buyers

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